Exhibit 16

                           201 North Service Road Telephone 516 425 3100 Melville, NY 11747



Price Waterhouse LLP



February 23, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                     Mike's Original, Inc.

We have read the statements made relating to "Change in Accountants" appearing on page 45 of the Company's SB-2 Registration Statement filed with the Securities and Exchange Commission on February 11, 1997 and are in Agreement with the statements contained therein.

Yours very truly,

/s/

Price Waterhouse LLP